UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2018

WILLSCOT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Bond Street, Suite 600

Baltimore, Maryland 21213

(Address of principal executive offices, including zip code)

(410) 931-6124

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2018, WillScot Corporation (the “Company”) received a letter from the Listings Qualification Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s common stock complies with the initial requirements for listing on The Nasdaq Capital Market, whereas the Company’s warrants do not. As a special purpose acquisition company prior to its business combination with Williams Scotsman International, Inc. (the “Business Combination”) on November 29, 2017, Listing Rule IM-5101-2 requires the Company to comply with the requirements for initial listing (including, without limitation, the minimum 300 round lot holder requirement for common stock and the minimum 400 round lot holder requirement for warrants) following the Business Combination.

Nasdaq has determined that the Company’s warrants do not comply with the minimum 400 round lot holder requirement set forth in Listing Rule 5515(a)(4). The letter indicates that, unless the Company requests an appeal of Nasdaq’s determination, the Company’s warrants will be suspended from trading on January 11, 2018 and delisted upon completion of the exchange’s internal processes. The Company is evaluating whether or not to request an appeal of Nasdaq’s determination.  To the extent the Company’s warrants are delisted, the Company anticipates that the warrants will be eligible for trading on the over-the-counter markets operated by OTC Markets Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLSCOT CORPORATION

	By:	/s/ Bradley Bacon
Name: Bradley Bacon
Title: Vice President, General Counsel & Corporate Secretary

Dated: January 4, 2017